Exhibit 23

kpmg LLP	Telephone (416) 777-8500
Chartered Professional Accountants	Fax (416) 777-8818
Bay Adelaide Centre	www.kpmg.ca
Suite 4600
333 Bay Street
Toronto, ON M5H 2S5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Canadian Derivatives Clearing Corporation

We, consent to the use of our report dated February 3, 2020 on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as of December 31, 2019 and December 31, 2018, the related income statements, statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, which are included in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-20 (File No. 333-184288) (the “Registration Statement”) and to the reference to our firm under the heading "Experts” in the Registration Statement.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 3, 2020

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity. KPMG Canada provides services to KPMG LLP.